Exhibit 99.1

Boone Pickens

260 Preston Commons West

8117 Preston Road

Dallas, TX 75225

March 2, 2015

Mr. Jeff Benjamin	Via Federal Express
Cyrus Capital Partners
399 Park Avenue, 39th Floor
New York NY 10022

Dear Jeff:

While I have great respect for my long history and involvement with EXCO Resources Inc., the time has come for me to resign my position on the company’s Board of Directors.

I ask that my resignation be effective immediately.

My resignation is no reflection on the company, its management, its past or its future, but more a desire to devote my attention and my resources to the operations of my own firm, BP Capital.

Sincerely,

T. Boone Pickens

sg